Exhibit 99.2

RedBall Acquisition Corp. Completes $575 Million Initial Public Offering

August 17, 2020 – RedBall Acquisition Corp. (the “Company”) today announced the closing of its initial public offering of 57,500,000 units, which includes 7,500,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in full. The offering was priced at $10.00 per unit, resulting in gross proceeds of $575,000,000.

RedBall Acquisition Corp. is a new blank check company incorporated as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, it intends to focus on businesses in the sports, media and data analytics sectors, with a focus on professional sports franchises, which complement the management team’s expertise and will benefit from its strategic and hands-on operational leadership. The Company’s Sponsor, RedBall SponsorCo LP, is an affiliate of RedBird Capital Partners.

Goldman Sachs & Co. LLC acted as the sole book-running manager for the offering. AmeriVet Securities, Inc. and Loop Capital Markets LLC served as selling group members for the offering.

The Company’s units began trading on The New York Stock Exchange (the “NYSE”) on August 13, 2020 under the ticker symbol “RBAC.U”. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each warrant whole exercisable to purchase one Class A ordinary share at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be listed on the NYSE under the symbols “RBAC” and “RBAC WS,” respectively.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 12, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus, when available, may be obtained from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282; telephone: (866) 471-2526; email: Prospectus-ny@ny.email.gs.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About RedBall Acquisition Corp.

RedBall Acquisition Corp. (the “Company”) is a newly incorporated blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition opportunity in any industry or sector, it intends to focus on businesses in the sports, media and data analytics sectors, with a focus on professional sports franchises. The Company’s sponsor, RedBall SponsorCo LP, is an affiliate of RedBird Capital Partners.

Contact

Dan Gagnier

Gagnier Communications

646-569-5897